                                     DRAFT
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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON               , 2004

                                                  REGISTRATION NO. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               H.J. HEINZ COMPANY
             (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                                   25-0542520
   (State or other jurisdiction of                      (I.R.S. Employer
   Incorporation or organization)                      Identification No.)

                                600 GRANT STREET
                         PITTSBURGH, PENNSYLVANIA 15219
                    (Address of principal executive offices)

                   H.J. HEINZ COMPANY FOODSERVICE 401(K) PLAN
                            (Full title of the Plan)

                                   Laura Stein
                    Senior Vice President and General Counsel
                               H.J. Heinz Company
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                     (Name and address of agent for service)

                                 (412) 456-5700
          (Telephone number, including area code, of agent for service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================   =======================   ==================  ======================  ================
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                                             AMOUNT TO            OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       BE REGISTERED             PER SHARE               PRICE                   FEE
------------------------------------   -----------------------   -----------------   ----------------------   ---------------
  Common Stock, $.25 par value per
  share                                      25,000       (1)      $ 37.63  (2)       $  940,750                 $119.19
  ==================================   ======================    =================   ======================   ===============

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Registrant's Foodservice 401(K) Plan (the "Plan").

     In addition, pursuant to Rule 416(c) under the Securities Act, the amount being registered also includes an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on June 14, 2004.

===============================================================================

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by H.J. Heinz Company (the "Registrant") with the Commission are incorporated by reference herein:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2003.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended July 30, 2003, October 29, 2003, and January 28, 2004.

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on June 13, 2003, September 3, 2003, November 25, 2003, February 4, 2004, February 18, 2004, February 25, 2004
                  and March 11, 2004.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10, filed in 1945 under the Exchange Act, as amended by an amendment on Form 8-A dated January 16, 1984, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the legality of the issuance of the Registrant's Common Stock pursuant to the Plan and the obligations pursuant to the Plan, have been passed upon by Theodore N. Bobby, Vice President-Legal Affairs of the Registrant. Mr. Bobby is not eligible to participate in the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant provides in Article Sixth of its Articles of Incorporation and Article VII of its By-Laws for the limitation of the liability of the Registration's directors to the maximum extent permitted under Pennsylvania law from time to time in effect. These provisions were approved by the Registrant's shareholders on September 9, 1987 and were adopted as a result of the passage of the Directors' Liability Act (an amendment to the Pennsylvania Judicial Code) which became effective on January 27, 1987 (the "Act"). The Act permits Pennsylvania corporations to eliminate, subject to shareholder approval of a provision in a corporation's bylaws, the personal liability (including liability to the corporation or to its shareholders) of directors for monetary damages for a breach of, or a failure to perform, their duties as directors, except to the extent their acts or omissions constitute self dealing, willful misconduct or recklessness. The Act does not apply, however, to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

         In addition, the Registrant provides in Article Sixth of its Articles of Incorporation and Article VIII of its By-Laws for the indemnification of the Registrant's directors, officers and others who may be later designated by the Board of Directors of the Registrant to the maximum extent permitted under Pennsylvania law from time to time in effect with respect to proceedings based on acts or omissions on or after January 27, 1987. These provisions were also adopted in response to the Act, which provides that directors, officers and other persons designated by the directors may be indemnified against liabilities and expenses incurred in the performance of their duties subject to the limitation that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness. The Act has been repealed and provisions comparable to those contained in the Act are now set forth in Subchapter B of Chapter 17 of the Business Corporation Law of 1988, as amended (the "BCL"). Given that the aforementioned provisions relating to indemnification incorporate the full extent of indemnification permitted under Pennsylvania law as from time to time in effect, such provisions would implement automatically any future changes in the law which expand the scope of permissible indemnification of the Registrant's directors and officers. However, any amendment or repeal of these provisions would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to any such change.

         In connection with the adoption of Article VIII of the By-Laws relating to indemnification, the Registrant retained Article IX (formerly Article VII) of its By-Laws which provides for the indemnification of its present and former directors, officers, and managerial employees to the fullest extent permitted by and in accordance with the standards and procedures provided under Subchapter D of Chapter 17 of the BCL unless such persons have received the benefits of indemnification under Article VIII of the Registrant's By-Laws. Subchapter D of the BCL sets forth comprehensive indemnification provisions authorizing corporations to indemnify present and former directors, officers, employees and agents against liabilities incurred in connection with their service in such capacities. Under these sections of the BCL, such persons could be indemnified only if (i) the director or officer was successful on the merits of the suit or proceeding in respect of which indemnification was sought or (ii) indemnification was ordered by a court or (iii) a determination was made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, by independent legal counsel or by the stockholders that the director or officer has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Registrant is also authorized under Pennsylvania law, including the BCL, its Articles of Incorporation (Article Sixth) and its By-Laws (Article VIII and Article IX) to purchase insurance against such liabilities, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the Registrant's Articles of Incorporation or By-Laws. The Registrant has obtained directors' and officers' and fiduciary liability insurance against loss, within certain policy limits, arising from any claim made against the Registrant's directors, officers, and fiduciaries by reason of any wrongful act, as defined in such insurance policies, in their respective capacities as directors or officers or as fiduciaries under certain of the Registrant's employee benefit plans.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         5.1 Opinion of Theodore N. Bobby, Esq., Vice President-Legal Affairs of the Registrant

         23.1     Consent of Theodore N. Bobby, Esq. (contained in Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         24.1     Power of Attorney

         The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


ITEM 9.    UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act:

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant, H.J. Heinz Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 16, 2004.


                                         H.J. HEINZ COMPANY


                                         By: /s/ Arthur Winkleblack
                                             ----------------------------------
                                             Arthur Winkleblack
                                             Executive Vice President and
                                             Chief Financial Officer

                                  -------------

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 18, 2004.


SIGNATURE                              TITLE
---------                              -----


_________*_____________                Chairman of the Board,
William R. Johnson                     President, Chief Executive Officer and
                                       Director (Principal Executive Officer)


_________*_____________                Director
Charles E. Bunch


_________*_____________                Director
Mary C. Choksi


_________*_____________                Director
Leonard S. Coleman, Jr.


_________*_____________                Director
Peter H. Coors


_________*_____________                Director
Edith E. Holiday

SIGNATURE                              TITLE
---------                              -----

_________*_____________                Director
Candace Kendle


_________*_____________                Director
Dean R. O'Hare

_________*_____________                Director
Lynn C. Swann

_________*_____________                Director
Thomas J. Usher


_________*_____________                Director
James M. Zimmerman


_________*_____________                Executive Vice President and
Arthur Winkleblack                     Chief Financial Officer
                                       (Principal Financial Officer)


_________*_____________                Vice President-Finance
Edward J. McMenamin                    (Principal Accounting Officer)




*By: /s/ Laura Stein
     ------------------
     Laura Stein
     Attorney-in-Fact


     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Pittsburgh, Commonwealth of Pennsylvania, on June 16, 2004.


                                           H.J. Heinz Company
                                           Foodservice 401(k) Plan
                                           (Registrant)

                                           By: /s/ Lani L. Beach
                                              --------------------------------
                                              Name: Lani L. Beach
                                              Title: Chief Human Resources
                                                     Officer, H.J. Heinz Company
                                                     Employee Benefits
                                                     Administration Board

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                DOCUMENT
-------               --------
5.1                   Opinion of Theodore N. Bobby, Esq., Vice President-Legal
                      Affairs of the Registrant

23.1                  Consent of Theodore N. Bobby, Esq. (contained in Exhibit
                      5.1)

23.2                  Consent of PricewaterhouseCoopers LLP

24.1                  Power of Attorney